Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of BB&T Corporation (the “Company”), hereby nominates, constitutes and appoints John A. Allison IV, Christopher L. Henson and M. Patricia Oliver, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-4 (the “Registration Statement”) relating to the issuance of shares of the Company’s common stock, $5.00 par value per share, in connection with the acquisition by the Company of First Citizens Bancorp, a corporation chartered under the laws of the State of Tennessee, and to file any and all amendments, including post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement), making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

This Power of Attorney has been signed by the following persons in the capacities indicated on January 24, 2006.

/s/ John A. Allison IV		/s/ Christopher L. Henson
Name:	John A. Allison IV	Name:	Christopher L. Henson
Title:	Chairman of the Board and Chief Executive Officer (principal executive officer)	Title:	Senior Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Edward D. Vest		/s/ Jennifer S. Banner
Name:	Edward D. Vest	Name:	Jennifer S. Banner
Title:	Executive Vice President and Corporate Controller (principal accounting officer)	Title:	Director

/s/ Nelle Ratrie Chilton		/s/ Anna R. Cablik
Name:	Nelle Ratrie Chilton	Name:	Anna R. Cablik
Title:	Director	Title:	Director

/s/ Ronald E. Deal		/s/ Tom D. Efird
Name:	Ronald E. Deal	Name:	Tom D. Efird
Title:	Director	Title:	Director

/s/ Barry J. Fitzpatrick		/s/ Jane P. Helm
Name:	Barry J. Fitzpatrick	Name:	Jane P. Helm
Title:	Director	Title:	Director

/s/ L. Vincent Hackley		/s/ Nido R. Qubein
Name:	L. Vincent Hackley	Name:	Nido R. Qubein
Title:	Director	Title:	Director

/s/ John P. Howe III, M.D.		/s/ E. Rhone Sasser
Name:	John P. Howe III, M.D.	Name:	E. Rhone Sasser
Title:	Director	Title:	Director

/s/ James H. Maynard		/s/ Albert O. McCauley
Name:	James H. Maynard	Name:	Albert O. McCauley
Title:	Director	Title:	Director

/s/ J. Holmes Morrison
Name:	J. Holmes Morrison
Title:	Director